CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in Registration Statement No. 333-9774 of Koninklijke Ahold N.V. on Form S-8 of our report dated September 29, 2003, appearing in this Annual Report on Form 11-K of Ahold U.S.A., Inc. 401(k) Savings Plan for Hourly Associates for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP

McLean, Virginia
August 2, 2004